FIRST INDEPENDENCE CORPORATION


                              Up to 185,590 Shares

                                  COMMON STOCK
                                ($0.01 Par Value)

           Subscription Price for Conversion Shares: $10.00 Per Share


                                AGENCY AGREEMENT
                                ----------------

                                November __, 1998

Trident Securities, Inc.
4601 Six Forks Road
Suite 400
Raleigh, North Carolina 27609

Ladies and Gentlemen:

     First Independence Corporation, a Delaware corporation (the "Company") and Neodesha Savings and Loan Association, FSA, a federally chartered savings association currently in mutual form (the "Association," which shall include all references to the Association in the mutual or stock form, as indicated by the context), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Trident Securities, Inc. ("Trident" or "Agent") as follows:

     Section 1. The Offering. The Association, in accordance with its plan of conversion adopted by its Board of Directors of the Association (the "Plan"), intends to convert from a federally chartered mutual savings association and to simultaneously merge with and into First Federal Savings and Loan Association of Independence, ("First Federal") a Federal savings and loan association (the "Merger Conversion"). Pursuant to the Association's plan of merger conversion ("Plan of Merger Conversion"), non-transferable rights to subscribe ("Subscription Rights") for the Company's common stock ("Shares" or "Common Stock") have been given, in order of priority, to: (1) Eligible Account Holders (deposit account holders of the Association as of December 31, 1996); (2) Tax-Qualified Employee Plans; (3) Supplemental Eligible Account Holders (deposit account holders of the Association as of June 30, 1998); (4) members of the Association, other than Eligible Account Holders and Supplemental Eligible
Account Holders, as of ________ ___, 1998, the voting record date for the Special Meeting ("Other Members"); and (5) officers, directors and employees of the Association (the "Subscription and

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

Community Offering"). Concurrently, and subject to the prior rights of holders of Subscription Rights, the Company is offering its common stock for sale in a community offering to members of the general public, with a first preference to natural persons residing in Wilson County, Kansas (the "Community Offering"). It is anticipated that shares not subscribed for in the Subscription and Community Offering will be offered to certain members of the general public on a best efforts basis through a selected dealers arrangement (the "Syndicated Community Offering") (the Subscription Offering, the Community Offering and the Syndicated Community Offering are referred to collectively as the "Subscription and Community Offering"). All purchases will be subject to the maximum and minimum purchase limitations and other terms and conditions described in the Plan of Merger Conversion including the Association's and the Company's right, in their sole discretion, to reject orders received in the Community and the Syndicated Community Offering in whole or in part. The shares will be offered at a price equal to 95% of the average market price of the Company's common stock (based on the average of the closing bid and ask quotations on the NASDAQ SmallCap Market) for the ten trading days ending on the expiration date of the offering (the "Purchase Price").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. 333-________) (the "Registration Statement") containing a prospectus relating to the Subscription and Community Offering for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof, if any, and such amended prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or
(c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

     In accordance with the Rules and Regulations of the Office of Thrift Supervision ("OTS"), the Association has filed with the OTS an Application for Merger Conversion (the "Conversion Application"), including the prospectus, and has filed such amendments thereto, if any, as may have been required by the OTS. The Conversion Application has been approved by the OTS and the related Prospectus has been authorized for use by the OTS.

     Section 2. Retention of Trident: Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company and the Association hereby appoint Trident (i) as their exclusive financial advisory and marketing agent to utilize its best efforts to solicit subscriptions for Shares of the Common Stock and to advise and assist the Company and the Association with respect to the Company's sale of the Shares in the Subscription and Community Offering and (ii) to participate in the Subscription and Community Offering in the areas of market making, research coverage and syndicate formation (if necessary).

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

     On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, Trident accepts such appointment and agrees to consult with and advise the Company and the Association as to the matters set forth in the letter agreement ("Letter Agreement"), dated March 31, 1998, between the Association and Trident (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Company and the Association that Trident shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders. In the event of a Syndicated Community Subscription and Community Offering, Trident will assemble and manage a selling group of broker-dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") to participate in the solicitation of purchase orders for shares under a selected dealers' agreement ("Selected Dealers' Agreement"), the form of which is set forth as Exhibit B to this Agreement.

     The obligations of Trident pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Subscription and Community Offering, but in no event later than the date (the "End Date") which is 45 days after the Closing Date (as hereinafter defined). All fees or expenses due to Trident but unpaid will be payable to Trident in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Subscription and Community Offering is extended beyond the End Date, the Company, the Association and Trident may agree to renew this Agreement under mutually acceptable terms.

     In the event the Company is unable to sell a minimum of __________ Shares having an aggregate price of $1,530,000 (or such lesser amount approved by the OTS) within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as otherwise set forth in this Section 2 and in Sections 6, 8 and 9 hereof.

     In the event the Subscription and Community Offering is terminated for any reason not attributable to the action or inaction of Trident, Trident shall be paid the fees and expenses due to the date of such termination pursuant to subparagraphs (a) and (d) below.

     If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Subscription and Community Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan, provided however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of Trident and its counsel. The release of Shares against payment therefor shall be made at _.m., Central Time, on a date and at a place acceptable to the Company, the Association and Trident or such other time or place as shall be

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

agreed upon by the Company, the Association and Trident. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver, or have released or delivered, the Shares sold in the Subscription and Community Offering, in accordance with the terms herein, is called the "Closing Date."

     Trident shall receive the following compensation for their services hereunder:

          (a) A Management Fee of $85,000 payable at Closing Date. Such fee shall be deemed to have been earned when due.

          (b) For stock sold by other NASD member firms under selected dealer's agreements, the commission shall not exceed a fee to be agreed upon jointly by Trident and the Company to reflect market requirements at the time of the stock allocation in a Syndicated Community Offering.

          (c) Trident shall be reimbursed for allocable expenses incurred by them, including legal fees. Trident's out-of-pocket expenses will not exceed $12,500 and its legal fees will not exceed $35,000. Allocable expenses will be billed on a monthly basis as incurred.

          (d) The Company will pay all other expenses of the Conversion including, but not limited to its attorneys' fees, National Association of Securities Dealers ("NASD") filing fees, fees relating to any required auditing and accounting, filing and registration fees and fees of either Trident's attorneys or First Independence's attorneys relating to any required state securities law filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges and costs of printing all documents necessary in connection with the foregoing.

     Section 3. Prospectus: Subscription and Community Offering. The Shares are to be initially offered in the Subscription and Community Offering at the Purchase Price as defined and set forth on the cover page of the Prospectus.

     Section 4. Representations and Warranties. The Company and the Association jointly and severally represent and warrant to Trident on the date hereof as follows:

          (a) The Registration Statement was declared effective by the Commission on _______, 1998. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Association contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Association for use in connection with the Subscription and Community Offering, did not contain an untrue statement of a material fact or omit to state a

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

     material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by Trident expressly regarding Trident for use in the Prospectus under the captions "Marketing Arrangements" or statements in or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding Trident.

          (b) The Association has filed with the Department of the Treasury, Office of Thrift Supervision ("OTS"), the Conversion Application and has filed such amendments thereto and supplementary materials as may have been required to the date hereof including copies of the Association's Proxy Statement, to be dated ___________, 1998 relating to the Conversion (the "Proxy Statement"), and the Prospectus. The OTS has, by letter dated __________, 1998, approved the Conversion Application, such order remains in full force and effect and no order has been issued by the OTS suspending or revoking such order and no proceedings therefor have been initiated or, to the knowledge of the Company or the Association, threatened by the OTS. At the date of such approval and at the Closing Date referred to in Section 2, the Conversion Application complied and will comply in all material respects with the applicable provisions of the OTS' Conversion Regulations except as waived in writing by the OTS. The Conversion Application, including the Prospectus (including any amendment or supplement thereto), do not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by Trident expressly regarding Trident for use in the
     Prospectus  contained  in the  Conversion  Application  under  the  caption
     "Marketing Arrangements" or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding Trident.

          (c) No order has been issued by the Commission or the OTS preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Company or the Association, pending or threatened.

          (d) To the best knowledge of the Company, no person has sought to obtain review of the final action of the OTS in approving or taking no objection to the Plan or in approving the Conversion or the Holding Company Application pursuant to the Conversion Regulations, the HOLA, or any other applicable statute or regulation.

          (e) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material

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

     fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Association will promptly file the Prospectus and any supplemental sales literature with the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Date referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

          (f) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

          (g) The OTS has not, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company or the Association for use in connection with the Subscription and Community Offerings.

          (h) At the Closing Time referred to in Section 2, the Company and the Association will have completed the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Association by the OTS, or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion. As of the Closing Time, as defined in Section 2 hereof, the Company, the Association and its subsidiaries will have completed the conditions precedent to the Merger in accordance with the Agreement and Plan of Merger and Reorganization ("Merger Agreement"), provisions of the FDIA and HOLA and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon the Company or the Association by the OTS, or any other regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Merger ("Effective Time").

          (i) Ferguson & Company, which prepared the valuation of the Association as part of the Conversion, has advised the Company that they satisfy all requirements for an appraiser set forth in the Conversion Regulations.

          (j) The accountants who certified First Federal and the financial statements and supporting schedules of the Association included in the Registration Statement have advised the

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     Company that they are independent  public accountants within the meaning of the Code of Ethics of the AICPA, and that such accountants are, with respect to the Company, First Federal and the Association, independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (k) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of each of (i) the Company, its consolidated subsidiaries and the Association and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

          (l) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company, its subsidiaries or the Association whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, its subsidiaries or the Association other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

          (m) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise.

          (n) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights.

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

          (o) The Association, as of the date hereof, is a federally chartered savings association in mutual form with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, its subsidiaries and the Association have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Conversion Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, its subsidiaries, or the Association considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, its subsidiaries and the Association are in all material respects in compliance therewith; neither the Company, its subsidiaries, nor the Association has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of the Company, its subsidiaries, or the Association, considered as one enterprise; and the Association is in good standing under the laws of the United States and is qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, its subsidiaries, or the Association, considered as one enterprise.

          (p) The deposit accounts of the Association are insured by the FDIC and upon consummation of the Conversion, the liquidation account for the benefit of the Association's eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations.

          (q) No shares of Association common stock have been or will be issued prior to the Closing Time referred to in Section 2; and as of Closing Time referred to in Section 2, all of the issued and outstanding capital stock of the Association will be duly authorized, validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any mortgage, pledge, lien, encumbrance or claim.

          (r) The Company and the Association have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company and the Association, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

          (s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated in the Prospectus, neither the Company nor the Association

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

     nor any of their respective subsidiaries will have (A) issued any securities or incurred any material liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, the Association and its subsidiaries, taken as a whole.

          (t) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the OTS of the Conversion Merger under the provisions of the FDIA and the HOLA, the declaration of effectiveness of any required post-effective amendment to the Registration Statement by the Commission and approval thereof by the OTS, the issuance of the federal stock charter by the OTS and as may be required under the securities law of various jurisdictions.

          (u) Neither the Company, its subsidiaries, nor the Association, is in violation of its charter or bylaws; and neither the Company, its subsidiaries, nor the Association is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, its subsidiaries, or the Association is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, its subsidiaries, or the Association is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, its subsidiaries, and the Association considered as one enterprise.

          (v) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, its subsidiaries, or the Association pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, its subsidiaries, or the Association is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company, its subsidiaries, or the Association considered as one enterprise; nor will such action result in any violation of the provisions of the charter or bylaws of the Company, its subsidiaries, or the Association; nor will such action result in any violation of any applicable law, administrative regulation or administrative or court decree except for violations that would not impair the ability of the Company and the Association to execute, deliver and perform under this Agreement or consummate the transactions contemplated herein and except for violations that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, its subsidiaries, and the Association considered as one enterprise.

          (w)  No  labor  dispute  with  the  employees  of  the  Company,   its
     subsidiaries, or the Association exists or, to the knowledge of the Company or the Association, is imminent.

          (x) The Company, the Association and its subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of the Company, its subsidiaries, or the Association and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, its subsidiaries, or the Association as one enterprise; and all of the leases and subleases material to the business of the Company, its subsidiaries, or the Association under which the Company, its subsidiaries, or the Association hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, its subsidiaries and the Association enforceable in accordance with their terms.

          (y) The Company, its subsidiaries and the Association are not in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting their respective businesses; the Association, has conducted and is conducting its business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS or the FDIC).

          (z) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Association, threatened, against or affecting the Company, its subsidiaries, or the Association which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company, its subsidiaries, or the Association considered as one enterprise, or which might materially and adversely affect the consummation of the Conversion; all pending legal or governmental proceedings to which the Company, its subsidiaries, or the Association is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company or its subsidiaries which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

          (aa) The Association has obtained an opinion of its counsel, Silver, Freedman & Taff, L.L.P., with respect to the legality of the Securities to be issued and the federal income tax consequences of the Conversion and the opinion of Grant Thornton, LLP as to Kansas tax matters, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Association nor the Company has taken any action inconsistent therewith.

          (bb) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

          (cc) All of the loans represented as assets on the most recent financial statements or selected financial information of the Association included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company, its subsidiaries and the Association considered as one enterprise.

          (dd) To the knowledge of the Company and the Association, none of the Company, the Association or employees of the Association has made any payment of funds of the Company or the Association as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

          (ee) The Company, its subsidiaries and the Association are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

          (ff) Neither the Company, its subsidiaries, nor the Association, nor any properties owned or operated by the Company, its subsidiaries, or the Association is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, its subsidiaries, or the Association considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company or the Association, threatened, relating to the liability of any property owned or operated by the Company, its subsidiaries, or the Association, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          (gg) The Company, its subsidiaries and the Association have filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

          (hh) The Company has received approval to have the Securities quoted on the National Association of Securities Dealers' Automated Quotation Stock Market ("Nasdaq National Market") effective as of the Closing Time.

     Section 5. Representations and Warranties of Trident.

          (a) Trident represents and warrants to the Company and the Association that:

               (i) Trident Securities, Inc. is a corporation and is validly existing in good standing under the laws of the State of North Carolina with full power and authority to provide the services to be furnished to the Association and the Company hereunder.

               (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement has been duly and validly executed and delivered by Trident and is the legal, valid and binding agreement of Trident, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

               (iii) Each of Trident and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

               (iv) No approval of any regulatory or supervisory or other public authority is required in connection with Trident's execution and delivery of this Agreement, except as may have been received.

               (v) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the best knowledge of Trident, pending or threatened, which might materially adversely affect Trident's performance under this Agreement.

     Section 5.1 Covenants of the Company and the Association. The Company and the Association hereby jointly and severally covenant with Trident as follows:

          (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing Trident and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Trident or its counsel shall reasonably object.

          (b) The Association will not, at any time after the Conversion Application is approved by the OTS, file any amendment or supplement to such Conversion Application without providing Trident and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Trident or its counsel shall reasonably object.

          (c) The Company and the Association will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify
     Trident: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the OTS; (iii) of any comments from the Commission or the OTS or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (iv) of the request by the Commission or the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application or for additional information; (v) of the issuance by the Commission or the OTS or any other governmental entity of any order or other action suspending the Subscription and Community Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Association under the Conversion Regulations, or other applicable law, or the threat of any such action; (vi) the issuance by the Commission or OTS of any stop order suspending the effectiveness of the Registration
     Statement or the approval of the Conversion Application, or of the initiation or threat of initiation or threat of any proceedings for any such purpose; or (vii) of the occurrence of any event mentioned in paragraph (f) below. The Company and the Association will make every reasonable effort (i) to prevent the issuance by the Commission or the OTS of any such order and, if any such order shall at any time be issued, (ii) to obtain the lifting thereof at the earliest possible time.

          (d) The Company and the Association will deliver to Trident and to its counsel two conformed copies of the Registration Statement and the Conversion Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company and the Association will deliver such additional copies of the foregoing documents to counsel to Trident as may be required for any NASD filings.

          (e) The Company and the Association will furnish to Trident, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as Trident may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes Trident to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by Trident.

          (f) The Company and the Association will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion and Merger imposed by the Commission, the OTS, the Conversion Regulations or the HOLA and regulations promulgated thereunder, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, the Company and the Association will comply, at their own expense, with all material requirements imposed upon them by the Commission, the OTS, the Conversion Regulations, the HOLA, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

          (g) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company, the Association or a subsidiary shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Association to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company and the Association will, at their expense, prepare and file with the Commission and the OTS, and furnish to Trident a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and Prospectus (in form and substance satisfactory to Trident and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement and Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company and the Association each will timely furnish to Trident such information with respect to itself as Trident may from time to time reasonably request.

          (h) At the Closing Date referred to in Section 2, the Plan and Merger Agreement will have been adopted by the Board of Directors of the Company and the Board of Directors of the Association and the offer and sale of the Shares and exchange of Exchange Shares will have been conducted in all material respects in accordance with the Plan, Merger Agreement, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion and Merger imposed upon the Company or the Association by the Commission, the OTS, or any other regulatory authority and in the manner described in the Prospectus.

          (i) Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) the Association will be converted and merged with and into First Federal pursuant to the Plan and Merger Agreement, and (ii) the Company will have no direct subsidiaries other than First Federal. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Commission and the OTS, if any, will have been complied with by the Company and the Association in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

          (j) The Company and the Association will take all necessary actions, in cooperation with Trident, and furnish to whomever Trident may direct, such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are to be offered and sold as Trident and the Company and the Association may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

          (k) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the OTS.

          (l) The Company and the Association will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without Trident's prior written consent, any shares of Common Stock other than the Shares or other than in connection with any plan or arrangement described in the Prospectus.

          (m) The Company shall register its Common Stock under Section 12(g) of the 1934 Act prior to the consummation of the Subscription and Community Offering pursuant to the Plan and shall request that such registration be effective no later than upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three (3) years or such shorter period as may be required by the OTS.

          (n) During the period during which the Company's Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, stockholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

          (o) During the period of three years from the date hereof, the Company will furnish to Trident: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders);
     (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission or OTS, or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Association as Trident may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Association as Trident may reasonably request.

          (p) The Company and the Association will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (q) Other than as permitted by the Conversion Regulations, HOLA, the 1933 Act, the 1933 Act Regulations, and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, neither the Company nor the Association will distribute any prospectus or other offering material in connection with the offer and sale of the Shares.

          (r) The Company will use its best efforts to (i) encourage and assist Trident to establish and maintain a market for the Shares and (ii) list the Shares on a national or regional securities exchange or on the Nasdaq National Market of the Nasdaq Stock Market effective on or prior to the Closing Date.

          (s) First Federal will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Subscription and Community Offering on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of First Federal's obligation to refund payments received from persons subscribing for or ordering Shares in the Subscription and Community Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations cancelled in accordance with the Plan and as described in the Prospectus. First Federal will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable First Federal to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

          (t) The Company and the Association will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

          (u) The Association will not amend the Plan of Conversion without notifying Trident prior thereto.

          (v) The Company shall assist Trident, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide Trident with any information necessary in allocating the Shares in such event.

          (w) Prior to the Closing Date, the Company and the Association will inform Trident of any event or circumstances of which it is aware as a result of which the Registration Statement, the Conversion Application and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

     Section 5.2 Covenants of Trident. Trident hereby covenants with the Company and the Association as follows:

          (a) During the period when the Prospectus is delivered, Trident will comply, in all material respects and at its own expense, with all requirements imposed upon it by the Commission and the NASD, including to the extent applicable, by the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder.

          (b) Trident will distribute copies of the Prospectus and Sales Information in connection with the sales of the Common Stock only in accordance with NASD and SEC regulations, the 1933 Act and the rules and regulations promulgated thereunder.

     Section 6. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Company and the Association jointly and severally agree to pay or reimburse Trident for: (a) all filing fees in connection with all filings with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Conversion, including but not limited to, the Company's and the Association's attorneys' fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion; and (d) Trident's attorneys' fees. In the event the Company is unable to sell a minimum of Shares with an aggregate value of $1,530,000 or the Conversion is terminated or otherwise abandoned, the Company and the Association shall reimburse Trident in accordance with Section 2 hereof.

     Section 7. Conditions to Trident's Obligations. Trident's obligations hereunder, as to the Shares to be issued at the Closing Date, are subject, to the extent not waived by Trident, to the condition that all representations and warranties of the Company and the Association herein are, at and as of the commencement of the Subscription and Community Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Association shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

          (a) At the Closing Date, the Company and the Association shall have conducted the Merger Conversion in all material respects in accordance with the Plan, Merger Agreement, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS.

          (b) The Registration Statement has been declared effective by the Commission, the Conversion Application approved by the OTS and Merger Application approved by OTS not later than 5:30 p.m. on the date of this Agreement, or with Trident's consent at a later time and date; and at the Closing Date, the Holding Company Application shall have been approved by the OTS and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion or Merger shall have been issued or proceedings therefore initiated or, to the Company's or the Association's knowledge threatened by the Commission, the OTS, or any other federal or state authority.

          (c) At the Closing Date, Trident shall have received:

               (1) The favorable opinion, dated as of the Closing Date and addressed to Trident and for its benefit, of Silver, Freedman & Taff, special counsel for the Company and the Association, in form and substance to the effect that:

                    (i) The  Company has been duly  incorporated  and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction where it owns or leases any material properties or conducts any material business, unless the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company.

                    (ii) The Association is organized and is validly existing as a federally chartered savings association under the laws of the United States in mutual form of organization and upon the Conversion will become a duly organized and validly existing federally chartered savings association in capital stock form of organization under the laws of the United States, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and Prospectus.

                    (iii) The  Association is a member of the  FHLB-Topeka.  The
               Association is an insured depository institution under the provisions of Section 4(a) of the FDI Act, as amended, and no proceedings for the termination or revocation of such insurance are, to the best of such counsel's knowledge, pending or threatened; the description of the liquidation account as set forth in the Prospectus under the caption "Effects on Depositors and Borrowers of Neodesha" to the extent that such information constitutes matters of law and legal conclusions has been reviewed by such counsel and is accurate in all material respects.

                    (iv) Upon  consummation of the  Conversion,  the authorized, issued and outstanding capital stock of the Company will be within the range of aggregate values set forth in the Prospectus under the caption "Capitalization," and except for presently issued and outstanding shares of the Company as set forth under the caption "Common Stock Prices and Dividends," no shares of Common Stock have been issued prior to the Closing Date; at the time of the Conversion, the Shares subscribed for pursuant to the Subscription and Community Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to statutory preemptive rights (except for Subscription Rights granted pursuant to the Plan) and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the Prospectus. To the best of such counsel's knowledge, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                    (v) The OTS has duly  approved  the  Conversion  Application and, to the best of such counsel's knowledge, no action is pending or threatened respecting the OTS's approval of the Conversion Application; the Conversion Application complies as to form in all material respects with the Conversion Regulations of the OTS.

                    (vi) The  execution  and delivery of the  Agreement  and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and the Association; and the Agreement is a valid and binding obligation of the Company and the Association, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or, other similar laws now or hereafter in effect affecting the enforceability of the rights of creditors generally or the rights of creditors of federally chartered savings associations and their holding companies, (ii) general principles of equity, (iii) laws relating to the safety and soundness of insured depository institutions and their holding companies; and
               (iv) applicable law with respect to the indemnification and/or contribution provisions contained herein, (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, Sections 23A and 23B of the Federal Reserve Act; and such action will not result in any violation of the provisions of the certificate of incorporation, bylaws or charter, as applicable, of the Company or the
               Association or any applicable federal law, act, regulation (except that no opinion need be rendered with respect to the securities or blue sky laws of various jurisdictions or the rules and regulations of the NASD and/or the National Market System of the Nasdaq Stock Market).

                    (vii) The Plan has been duly adopted by the required vote of the directors of the Company and the Directors of the Association and, based upon the certificate of the inspector of election, by the depositors and borrowers of the Association.

                    (viii) Subject to the  satisfaction of the conditions to the
               OTS's approval of the Conversion, the Company and the Association are not required to receive any further approval, authorization, consent or other order of, register with, or submit a notice to any other federal agency in connection with the execution and delivery of the Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered), except as may be required under the rules and regulations of the NASD and/or the National Market System of the Nasdaq Stock Market (as to which no opinion need be rendered) and except for the registration of the Company as a savings association holding company.

                    (ix) The Registration  Statement is effective under the 1933
               Act and no stop order suspending the effectiveness has been issued under the 1933 Act or, to the best of such counsel's knowledge, proceedings therefor pending or threatened by the Commission. (x) At the time that the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein or omitted therefrom, as to which no opinion need be rendered)
               complied  as  to  form  in  all   material   respects   with  the
               requirements  of the 1933 Act and the 1933 Act  Regulations,  and
               (ii) the Prospectus (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (xi) The terms and  provisions  of the Shares of the Company conform, in all material respects, to the description thereof contained in the Registration Statement and Prospectus, and the form of certificate used to evidence the Shares complies with applicable law.

                    (xii) The  descriptions in the Conversion  Application,  the
               Registration Statement and the Prospectus of the contracts, indentures, mortgages, loan agreements, notes, leases or other instruments filed as exhibits thereto are accurate in all material respects and fairly present the information required to be shown.

                    (xiii) To the best of such  counsel's  knowledge the Company and the Association have conducted the Conversion in all material respects in accordance with applicable requirements of the Plan, the Conversion Regulations, and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company or the Association by the OTS and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Plan.

                    (xiv) To the best of such counsel's knowledge,  the Company, its subsidiaries, and the Association have obtained all material federal licenses, permits and other Federal governmental authorizations currently required under the HOLA and all applicable rules and regulations promulgated thereunder for the conduct of their businesses and to the best of such counsel's knowledge all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, its subsidiaries, and the Association are in all material respects complying therewith, except whether the failure to have such licenses, permits and other governmental authorizations or the failure to be in compliance therewith would not have a material adverse affect on the business or operations of the Association, the Company and its subsidiaries, taken as a whole.

                    (xv) The  Association's  charter  and bylaws in mutual  form and, upon the completion of the Conversion, in stock form, comply in all material respects with the OTS.

                    (xvi) To the best of such counsel's  knowledge,  neither the
               Company nor the Association is in violation of any directive from the OTS to make any material change in the method of conducting its respective business.

                    (xvii) The information in the Prospectus  under the captions
               "Regulation," "The Merger Conversion," "Restrictions on Acquisitions of the Company" and "Description of Capital Stock," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Conversion process under the caption "The Merger Conversion," in the Prospectus has been reviewed by such counsel and is in all material respects correct. The discussion of Federal statutes or regulations described or referred to in the Prospectus are, in all material respects, accurate summaries. The information regarding the federal tax opinion under the caption "Tax Consequences of Merger Conversion" has been reviewed by such counsel and constitutes an accurate summary of the opinion rendered by such counsel to the Company and the Association with respect to such matters subject to the qualifications and limitations noted therein.

                    (xviii)  The  Association  has the  power and  authority  to consummate the transactions contemplated by the Merger Agreement.

                    (xix) The Merger Agreement has been duly authorized, executed and delivered by the Association and constitutes the valid and binding obligation of the Association enforceable in accordance with its terms subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally or the rights of creditors of federal savings associations, (ii) as to enforceability, general principles of equity, whether applied in a court of law or a court of equity, and (iii) laws relating to the safety and soundness of insured depository institutions.

                    (xx) To the best  knowledge  of such  counsel all  corporate acts and other proceedings required to be taken by or on the part of the Company and the Association to consummate the transactions contemplated by the Merger Agreement have been properly taken; neither the execution and delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, with and without the giving of notice or the lapse of time, or both, will violate any provision of the Charter or Bylaws of the Association.

                    (xxi) Except as disclosed in such opinion,  to the knowledge of such counsel there are no actions, suits, proceedings or investigations (public or private) of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by the Conversion or the Merger Agreement or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions.

                    (xxii) All regulatory and governmental approvals and consents which are necessary to be obtained by the Association and its subsidiaries to permit the execution, delivery and performance of the Conversion and the Merger Agreement have been obtained.

                    (xxiii) All  conditions  precedent  to  consummation  of the
               Conversion and the Merger have been satisfied, including but not limited to those referenced in the Merger Agreement, all statutory waiting periods with respect to all regulatory and governmental approvals of the Acquisition have expired and there are no facts or circumstances which would preclude the immediate consummation of the Merger.

               (2) The favorable opinion, dated as of the Closing Date, of Elias, Matz, Tiernan & Herrick L.L.P., Trident's counsel, with respect to such matters as Trident may reasonably require. Such opinion may rely upon the opinions of counsel to the Company and the Association, and as to matters of fact, upon certificates of officers and directors of the Company and the Association delivered pursuant hereto or as such counsel shall reasonably request.

               (3) In giving their opinions required by subsections 1 and 2, respectively, of this Section, Silver Freedman and Taff and Elias, Matz, Tiernan & Herrick L.L.P. shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements, the notes thereto and other financial, statistical data and appraisal included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Silver Freedman and Taff and Elias, Matz, Tiernan & Herrick L.L.P. may rely as to matters of fact on certificates of officers and directors of the Company and the Association and certificates of public officials.

               (4) In giving their opinions Silver Freedman and Taff and Elias, Matz, Tiernan & Herrick L.L.P. state that they have not independently verified the information with respect to the Company, its subsidiaries, or the Association contained in the Registration
          Statement and the Prospectus. For purposes of opinions required hereunder, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, either a director or executive officer of the Company, its subsidiaries, or the Association, or the firm giving the opinion shall have received a copy of such proceedings, order, stop order or action. The opinions of Silver Freedman and Taff and Elias, Matz, Tiernan & Herrick L.L.P. shall be governed by the provisions of The Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991) and the term "actual knowledge" and "to the best of such counsel's knowledge" as used herein shall have the meaning set forth in the Accord for the term "Actual Knowledge."

          (d) At the Closing Date, Trident shall have received the Officers' Certificates attached as Exhibit A.

          (e) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company, its subsidiaries, or the Association, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the Chief Executive Officer of the Company and of the Association, the President of the Company and the Association and the chief financial or chief accounting officer of the Company and of the Association, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company or the Association from the latest date as of which the financial condition of the Company or the Association as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business and consistent with past practices, (iii) neither the Company nor the Association shall have received from the OTS any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, financial condition or results of operations of the Company or the Association, (iv) the representations and warranties in Section I hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company and the Association have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, and (vii) no order suspending the Subscription and Community Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the Conversion Regulations.

          (f) At the Closing Date, Trident shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and a certificate of the Chief Executive Officer and the Chief Financial
     Officer of the Association, both dated as of such Closing Date, to the effect that: (i) they have reviewed the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no material adverse change in the financial condition, or in the earnings, capital, properties or business of the Company and the Association has occurred and, to their knowledge, no other event has occurred, which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the

     Registration Statement and Prospectus, there has been no material adverse change in the financial condition, results of operations or business prospects of the Company or the Association, independently, or of the Company and the Association considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect a though expressly made at and as of the Closing Date; (v) the Company and the Association have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after Conversion; (vi) no stop order suspending the effectiveness of the Registration Statement is pending or, to the best knowledge of the Company or the Association, threatened by the Commission or any state authority; (vii) no order suspending the Subscription and Community Offering, the Conversion, the Merger of the Association with and into First Federal or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company or the Association, threatened by the OTS, the Commission or any other federal or state authority; and (viii) to the best knowledge of the Company or the Association, no person has sought to obtain review of the final action of the OTS approving the Plan.

          (g) Prior to and at the Closing Date: (i) in the reasonable opinion of Trident, there shall have been no material adverse change in the financial condition, or in the earnings or business of the Association independently, or of the Company, the Association and the Subsidiary considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Company or the Association shall not have received from the OTS any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to Trident) or which materially and adversely would affect the business, operations or financial condition or income of the Company and the Association considered as one enterprise; (iv) the Company and the Association shall not have been in material default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any material provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company, or the Association, threatened against the Company, or the Association or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business operations, financially condition or income of the Company, or the Association considered as one enterprise; and (vi) the Shares have been qualified or registered for offering and sale or exempted therefore under the securities or blue sky laws of the jurisdictions as Trident shall have requested and as agreed to by the Company and the Association.

          (h) At the time of the execution of this Agreement, the Agent shall have received from Grant Thornton LLP, independent auditors, a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company, its subsidiaries and the Association within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the 1933 Act Regulations and the Conversion Regulations;
     (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and the Association included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts set forth under "Selected Financial Information" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, except as described in the Prospectus or in such letter, there has been any increase in the consolidated long-term or short-term debt of the Company and the Association or any decrease in total deposits or net worth of the Company and the Association, in each case as compared with the amounts shown in the March 31, 1998 balance sheet included in the Registration Statement or (D) during the period from December 31, 1997 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Association and its subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Association and its subsidiaries identified in such letter.

          (i) At Closing Time, the Agent shall have received from Grant Thornton, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (o) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing time.

          (j) All conditions precedent to consummation of the Merger have been satisfied, including but not limited to those referenced in the Merger Agreement, all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger have expired and there are no facts or circumstances which would preclude the immediate consummation of the Merger.

          (k) At Closing Time, the Securities shall have been approved for listing on the Nasdaq Stock Market upon notice of issuance.

          (l) At Closing Time, the Agent shall have received a letter from Ferguson & Company, dated as of the Closing Time, confirming its appraisal.

          (m) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

          (n) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the Nasdaq Stock Market or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

          (o) At the Closing Date, Trident shall receive a letter from Grant Thornton LLP, dated the Closing Date, addressed to Trident, confirming the statements made by them in the letter delivered by it pursuant to subsection (h) of this Section 7, the "specified date" referred to in clause (iii)(C) of subsection (h) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

          (p) At the Closing Date, Trident shall receive a letter from Ferguson & Company dated the date thereof and addressed to counsel for Trident, (i) confirming that said firm is independent of the Company and the Association and is experienced and expert in the area of corporate appraisals and (ii) stating that its opinion of the aggregate pro forma market value of the Company and the Association expressed in its Appraisal dated as of ____________, 1998, and most recently updated, remains in effect.

          (q) The Company and the Association shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

          (r) At or prior to the Closing Date, Trident shall receive: (i) a copy of the letter from the OTS approving the Conversion Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) a copy of articles of combination endorsed by the OTS; (iv) certificates of good standing from the State of Kansas evidencing the good standing of the Company; and (v) a certificate of good standing from the State of Kansas evidencing the good standing of the subsidiaries.

          (s) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock; Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq National Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority;
     (ii) a general moratorium on the operations of commercial associations or federal savings associations or a general moratorium on the withdrawal of deposits from commercial associations or federal savings associations declared by federal or Illinois authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a decline, in Trident's reasonable judgment, makes it impracticable or inadvisable to proceed with the Subscription and Community Offering or the delivery of the shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.

     Section 8. Indemnification.

          (a) The Company and the  Association  jointly and  severally  agree to indemnify and hold harmless Trident, its officers, directors, agents, servants and employees and each person, if any, who controls Trident within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to reasonable and documented settlement expenses), joint or several, that Trident or any of them may suffer or to which Trident and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse Trident and any such persons upon written demand for any expense (including reasonable and documented fees and disbursements of counsel) incurred by Trident or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement  thereto),  the  Conversion  Application  (or any  amendment  or supplement thereto), or any blue sky application or other instrument or document executed by the Company or the Association or based upon written information supplied by the Company or the Association filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or the Association with their consent or based upon written or oral information furnished by or on behalf of the Company or the Association, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement
     thereto),   any  Blue  Sky  Application  or  Sales   Information  or  other
     documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon Trident's gross negligence, bad faith or willful misconduct (as determined in a final judgment by a court of competent jurisdiction) or upon any untrue material statement or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Association by Trident regarding Trident for use in the Prospectus contained in the Conversion Application under the caption "Marketing Arrangements", and provided further that such indemnification shall be to the extent permitted by Sections 23A and 23B of the Federal Reserve Act, as amended.

          (b) Trident agrees to indemnify and hold harmless the Company and the Association, their directors and officers and each person, if any, who controls the Company or the Association within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to reasonable and documented settlement expenses), joint or several, which it, or any of them, may suffer or to which it, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Association, and any such persons upon written demand for any expenses (including reasonable and documented fees and disbursements of counsel) incurred by it, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the
     Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Trident's obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto) or the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Association by Trident regarding Trident for use in the Prospectus contained in the Conversion Application under the caption "Marketing Arrangements."

          (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assumed defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company and the Association set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of Trident or its officers, directors or controlling persons, agents or employees or by or on behalf of the Company or the Association or any officers, directors or controlling persons, agents or employees of the Company or the Association; (ii) delivery of and payment hereunder for the Shares; or
     (iii) any termination of this Agreement.

     Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Association or Trident, the Company, the Association and Trident shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action. suit or proceeding of any claims asserted, but after deducting any contribution received by the Company, the Association or Trident from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that Trident is responsible for that portion represented by the percentage that the fees paid to Trident pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Subscription and Community Offering and the Company and the Association shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Association on the one hand and Trident on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Association on the one hand and Trident on the other from the Subscription and Community Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Association on the one hand or Trident on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Association and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this
Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Trident shall not be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Trident under this Agreement. It is understood that the above stated limitation on Trident's liability for contribution is essential to Trident and that Trident would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section ll(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Association under this
Section 9 and under Section 8 shall be in addition to any liability which the Company and the Association may otherwise have. For purposes of this Section 9, each of Trident's, the Company's or the Association's officers and directors and each person, if any, who controls Trident or the Company or the Association within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as Trident, the Company or the Association. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

     Section 10. Survival of Agreements Representations and Indemnities. The respective indemnities of the Company, the Association and Trident and the representations and warranties and other statements of the Company, the Association and Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident, the Company, the Association or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of Trident, the Company, the Association, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     Section 11. Termination. Trident may terminate its obligations under this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

          (a) In the event the Company fails to sell all of the Shares by _________________, 1998, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Association to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Company and/or the Association as set forth in Sections 2(a) and (d), 6, 8 and 9 hereof.

          (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of Trident's obligations hereunder may be cancelled by Trident by notifying the Company and the Association of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 6, 8 and 9 hereof.

          (c) If Trident elects to terminate this Agreement with respect to it as provided in this Section, the Company and the Association shall be notified promptly by such Agent by telephone or telegram, confirmed by letter.

     The Company and the Association may terminate this Agreement with respect to Trident in the event Trident is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the Company and the Association have provided Trident with notice of such breach.

     This Agreement may also be terminated by mutual written consent of the parties hereto.

     Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road Suite 400, Raleigh, North Carolina 27609,
Attention: Peter Tanenbaum (with a copy to Elias, Matz, Tiernan & Herrick, L. L. P., 734 15th Street, N. W., Washington, D. C. 20005, Attention: Stephen M. Ege, Esquire) and, if sent to the Company and the Association, shall be mailed, delivered or telegraphed and confirmed to the Company and the Association at First Independence Corporation, Myrtle & Sixth Streets, Post Office Drawer 947, Independence, Kansas 6730, Attention: Larry G. Spencer (with a copy to Silver, Freedman and Taff, 1100 New York Avenue, N. W., Washington, DC 20005-3934,
Attention: Martin L. Meyrowitz, P.C.).

     Section 13. Parties. Unless the context otherwise requires, the term "Company" shall mean First Independence Corporation and its subsidiaries, either before or after consummation of the transaction contemplated by this Agreement. The Company and the Association shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Trident when the same shall have been given by the undersigned. Trident shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Association, when the same shall have been given by the undersigned or any other officer of the Company or the Association. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Association, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement, including Exhibit A thereto, is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

     Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by Trident and the Company and the Association. At the closing, the Company and the Association shall deliver to Trident in next day funds the commissions, fees and expenses due and owing to Trident as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by Trident shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

     Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     Section 16. Construction. This Agreement shall be construed in accordance with the laws of the State of North Carolina.

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

     Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute a binding agreement.

     If the foregoing correctly sets forth the arrangement among the Company, the Association and Trident, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Trident's acceptance shall constitute a binding agreement.


                                           Very truly yours,

FIRST INDEPENDENCE CORPORATION             NEODESHA SAVINGS AND LOAN ASSOCIATION


By: __________________________             By: __________________________
    Larry G. Spencer                           Franklin Miller
    Chairman and Chief                         President
    Executive Officer

Accepted as of the date first above written


TRIDENT SECURITIES, INC.


By: __________________________
    Peter Tanenbaum

     If the foregoing correctly sets forth the arrangement among the Company, the Association and Trident, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Trident's acceptance shall constitute a binding agreement.


                                           Very truly yours,

FIRST INDEPENDENCE CORPORATION             NEODESHA SAVINGS AND LOAN ASSOCIATION


By: __________________________             By: __________________________
    Larry G. Spencer                           Franklin Miller
    Chairman and Chief                         President
    Executive Officer

Accepted as of the date first above written


TRIDENT SECURITIES, INC.


By: __________________________
    Peter Tanenbaum

                                                                       Exhibit A

                      NEODESHA SAVINGS AND LOAN ASSOCIATION

                              OFFICER'S CERTIFICATE

     The undersigned, _____________________, being the duly elected and serving President of Neodesha Savings and Loan Association, a Federal savings and loan associations, does hereby represent and warrant to Trident Securities, Inc., that the representations and warranties contained in Section 16 of the Agreement and Plan of Merger and Reorganization, dated February 18, 1998, by and among Neodesha Savings and Loan Association, FSA, a federally chartered mutual savings and loan association, First Federal Savings and Loan Association of Independence, a federally chartered stock savings and loan association ("First Federal"), and First Independence Corporation, a Delaware corporation that owns all of the issued and outstanding capital stock of First Federal, are true and correct with the same force and effect as though expressly made as of the date hereof.

     The undersigned understands that the execution and delivery of this Officer's Certificate is a condition to the Agency Agreement by and among Trident Securities, Inc., First Independence Corporation and Neodesha Savings and Loan Association, dated as of _________, 1998 ("Agency Agreement"), and that Trident Securities, Inc., is carrying out its obligation under the terms of the Agency Agreement in reliance upon, among other things, the representations and warranties set forth in the Agreement and Plan of Merger and Reorganization.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ____ day of__________, 1998.

                                           NEODESHA SAVINGS AND LOAN ASSOCIATION


                                           By: __________________________
                                               President

                              OFFICER'S CERTIFICATE

     The  undersigned,_________________________________,  being the duly elected and serving President of Neodesha Savings and Loan Association ("Neodesha"), does hereby certify that:

          (i) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the consolidated financial position of Neodesha at the respective dates indicated and the results of operations, retained earnings and cash flows for the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

          (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein there has been no material adverse change in the financial condition, results of operations or business affairs of Neodesha, whether or not arising in the ordinary course of business.

          (iii) Neodesha has been duly incorporated and is validly existing as a federal savings and loan association with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and Neodesha is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of Neodesha.

          (iv) All such licenses, permits and other governmental authorizations of Neodesha are in full force and effect and Neodesha is in all material respects in compliance therewith; Neodesha has not received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of Neodesha; and Neodesha is in good standing under the laws of the United States.

          (v) The deposit accounts of Neodesha are insured by the FDIC.

          (vi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated in the Prospectus, Neodesha will not have (A) issued any securities or incurred any material liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of Neodesha, excluding transactions in the ordinary course of business and consistent with past practice or otherwise as indicated in the Prospectus.

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

          (vii) Neodesha is not in violation of its charter or bylaws; and Neodesha is not in default (nor has any event occurred which, with notice or lapse of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Neodesha is a party or by which it or any of them may be bound, or to which any of the property or assets of Neodesha is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Neodesha.

          (ix) No labor dispute with the employees of Neodesha exists or, to the Neodesha knowledge of Neodesha, is imminent.

          (x) Neodesha has good and marketable title to all properties and assets for which ownership is material to the business of Neodesha and to those properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of Neodesha; and all of the leases and subleases material to the business of Neodesha under which Neodesha holds properties, including those described in the Prospectus, are valid and binding agreements of Neodesha enforceable in accordance with their terms.

          (xi) Neodesha is not in violation of any directive from the OTS or the FDIC to make any material changes in the method of conducting its business; Neodesha has conducted and is conducting its business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS or the FDIC).

          (xii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of Neodesha, threatened against or affecting Neodesha which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of Neodesha, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Merger; all pending legal or governmental proceedings to which Neodesha is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation to the business, are considered in the aggregate not material.

          (xiii) Neodesha is not required to be registered under the Investment Company Act of 1940, as amended.

          (xiv) All of the loans represented as assets on the most recent financial statements or selected financial information of Neodesha included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R.
     Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of SFC, Suburban and its subsidiaries considered as one enterprise.

          (xv) To the knowledge of Neodesha, neither Neodesha nor any employee of Neodesha has made any payment of funds prohibited by law or set aside any funds for any payment prohibited by law.

          (xvi) Neodesha is in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

          (xvii) Neither Neodesha nor any properties owned or operated by Neodesha is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of Neodesha considered as one enterprise. There are no actions, suites or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of Neodesha, threatened relating to the liability of any property owned or operated by Neodesha under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource) and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          (xv) Neodesha has filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

          Capitalized terms not defined herein shall have the meanings set forth in the Agency Agreement, by and among Trident Securities, Inc., First Independence Corporation, and First Federal Savings and Loan Association, dated as of _________, 1998.

     IN WITNESS WHEREOF, the undersigned has hereunto set their hands this _____ day of _______________, 1998.




                                        -------------------------------------
                                        President and Chief Executive Officer



                                       39